UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

PROCERA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cooper Court,
Los Gatos , CA 95032
(Address of principal executive offices)

(408) 354-7200
(Registrant's telephone number, including area code)

n/a
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Paragraph (b) of Item 502.

On March 23, 2006, Procera Networks, Inc., a Nevada Corporation, (the “Company”) announced the resignation of Jay Zerfoss, as its Chief Financial Officer, effective March 20, 2006. Mr. Zerfoss, who has been the Chief Financial Officer and the Chief Accounting Officer of the Company since October 2003, will continue on in his capacity as Chief Accounting Officer of the Company.

Paragraph (c) of Item 502.

On March 23, 2006, Procera Networks, Inc., a Nevada Corporation, (the “Company”) announced the appointment of Thomas H. Williams, age 67, as its Chief Financial Officer, effective March 20, 2006. No family relationship exists between Mr. Williams and any other officer, director or principal shareholder of the Company. Mr. Williams has been a director of the Company since its inception in 2002. Mr. Williams was most recently the interim CEO of TeleCIS Wireless, a venture backed semiconductor company developing chips for the broadband wireless industry. Mr. Williams completed this assignment in the summer of 2005. Prior to TeleCIS, Mr. Williams was CEO of Bandwidth9, Inc. from July 2003 to December 2004 and CFO of Bandwidth9 from January 1999 to July 2003. Bandwidth9 was a venture-backed company engaged in the design and manufacture of advanced lasers for optical communications applications. During Mr. Williams tenure as CFO, Bandwidth9 raised some $120 million in equity from venture capitalists and cross over funds. He had direct responsibility for all accounting, banking, human resources, IT and legal functions within Bandwidth9. The entire staff reached a level of approximately 15 employees that reported either directly or indirectly to Mr. Williams. Mr. Williams holds a bachelors of electrical engineering degree and a JD degree from the University of Minnesota and an MBA from the Haas School of Business at the University of California at Berkeley.

Mr. Williams’ compensation consists of a salary of $160,000 per annum; an option to purchase 450,000 shares of the Company’s common stock under the Company’s shareholder approved stock option plan, which options are subject to immediate vesting if there is a change of control of the Company and an involuntarily termination of Mr. Williams employment within twelve months of such change of control. In addition, Mr. Williams is entitled to the employee benefits available to all Company employees and is eligible for participation in any executive bonus program adopted by the Company’s board of directors.

The description of the offer letter set forth above is qualified in its entirety by reference to the agreement, which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Offer Letter by and between the Company and Tom Williams, effective March 20, 2006.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 20, 2006	PROCERA NETWORKS, INC.,
a Nevada corporation

By: /s/ Douglas J. Glader
Title: President & CEO

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Offer Letter by and between the Company and Tom Williams, effective March 20, 2006.